Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Capstone Therapeutics Corp. (the “Company”) on Form 10-K for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of John M. Holliman, III, Executive Chairman and Principal Executive Officer of the Company and Les M. Taeger, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ John M. Holliman, III John M. Holliman, III Executive Chairman (Principal Executive Officer) March 14, 2013

By:	/s/ Les M. Taeger Les M. Taeger Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) March 14, 2013

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Capstone Therapeutics Corp. and will be retained by Capstone Therapeutics Corp. and furnished to the Securities and Exchange Commission or its staff upon request.